Exhibit 10.7

DEVELOPMENT AGREEMENT GUARANTY

This Development Agreement Guaranty ("Guaranty") is made as of March 19, 2007, by VAIL RESORTS, INC., a Delaware corporation ("Guarantor"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent under the Loan Agreement (defined below) for the Lenders therein (hereinafter, together with its successors and assigns, referred to as the "Bank").

FACTUAL BACKGROUND

A. Guarantor is executing this Guaranty to induce Bank to make a loan to The Chalets at the Lodge at Vail, LLC, a Colorado limited liability company ("Borrower"), in the maximum principal amount of $123,000,000.00 (the "Loan"). The Loan is being made under that certain Construction Loan Agreement of even date herewith between Bank and Borrower (the "Loan Agreement").

B. The Loan is evidenced by one or more promissory notes of even date herewith (the "Note"). The Note is secured by, among other things, that certain Deed of Trust to Public Trustee, Security Agreement, Financing Statement, Assignment of Rents and Leases and Fixture Filing of even date herewith (the "Deed of Trust") covering certain real and personal property, as therein described (all collectively, the "Property"). This Guaranty is one of several loan documents, as defined and designated in the Loan Agreement. The loan documents also include the Loan Agreement, the Note, the Deed of Trust and certain other specified instruments and agreements.

C. The Borrower or a related party entered into that certain Front Door Development Agreement dated effective July 18, 2006, by and between the Town of Vail, and the Vail Corporation, d/b/a Vail Associates, Inc., as assigned to Borrower pursuant to an Assignment of Development Agreement dated March 19, 2007 (the "Town Development Agreement"); whereby Borrower, as successor in interest to such real property, is, under the terms of the Town Development Agreement obligated as part of the development of the Property to complete certain on-site and offsite improvements and perform other obligations, and the completion of certain of those improvements and the performance of those obligations is required in connection with the completion of the Project. The purpose of this Guaranty is for Guarantor to guarantee Borrower’s satisfaction of its obligations under the Town Development Agreement.

D. The obligations that Guarantor is guaranteeing pursuant to this Agreement are part of the Borrower’s obligations under the Town Development Agreement that are required to be completed in order to achieve Completion (as defined in the Loan Agreement).

E. Each capitalized term used herein and not otherwise defined has the meaning given to such term in the Loan Agreement.

GUARANTY

NOW, THEREFORE, in consideration of the above recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

1.  Subject to the terms hereof, Guarantor unconditionally and absolutely guarantees to Bank: (i) the completion of the construction of all of the improvements and performance of all obligations (the "Improvements") required to be constructed and performed by Borrower pursuant to the Town Development Agreement which are a condition to approval of the Project by the Town or the issuance of certificates of occupancy for the Project, as set forth in the Town Development Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference; (ii) the payment of all monetary obligations of Borrower under the Town Development Agreement which are a condition to approval of the Project by the Town or the issuance of certificates of occupancy for the Project,; and (iii) the satisfaction of all of Borrower’s other obligations under the Town Development Agreement which are a condition to approval of the Project by the Town or the issuance of certificates of occupancy for the Project (collectively, the "Guaranteed Obligations"). Specifically, after written request to Guarantor from Bank for performance hereunder, Guarantor agrees that:

(a)  following Borrower’s failure to complete the construction of all or any portion of the Improvements in accordance with the terms of the Town Development Agreement, Guarantor shall complete construction of such Improvements, within the time period allotted therefor (if any) including all extensions thereof, and pay all costs of said construction and all costs associated therewith;

(b)  following Borrower’s failure to pay all or any portion of the costs and fees of all contractors, architects and engineers employed by the Borrower or Bank to complete construction of all or any portion of the Improvements in accordance with the terms of the Town Development Agreement, Guarantor shall pay all of such unpaid costs and fees;

(c)  following Borrower’s failure to pay all or any portion of any monetary obligations of Borrower under the Town Development Agreement, including, but not limited to, the traffic impact fee set forth in Section 7 of the Town Development Agreement, Guarantor shall pay all of such unpaid monetary obligations;

(d)  following Borrower’s failure to satisfy any other obligation of Borrower under the Town Development Agreement not covered by (a) through (c), Guarantor shall fully satisfy such obligation, at Guarantor’s sole cost and expense;

(e)  provided Guarantor has failed to perform its obligations pursuant to (a) through (d) above and such failure is not cured within thirty (30) days after written notice from the Bank, Guarantor shall reimburse Bank for all costs and expenses incurred by the Bank in satisfying (whether in whole or in part) any of the Guaranteed Obligations in accordance with the Town Development Agreement, including, without limitation, any sums expended in excess of the principal amount of the Note and whether or not satisfaction of the Guaranteed Obligations are actually completed; and

(f)  Guarantor shall pay all of the Bank’s reasonable costs and expenses, including, without limitation, attorney’s fees, incurred in the enforcement of this Guaranty and the provisions of the Town Development Agreement covered by this Guaranty.

2.  Without in any way limiting the generality of the foregoing, following written request from Bank for performance by Guarantor hereunder to satisfy any of the Guaranteed Obligations, Bank shall make available any undisbursed Commitments which are not subject to legal impairment to disbursement pursuant to a court order, a mechanic’s or materialman’s lien, a bankruptcy proceeding or notice to disburser and which have been designated in the Project Budget for the satisfaction of such Guaranteed Obligations. Improvements not included in Bank’s approved Project Budget shall be completed at the sole cost and expense of the Guarantor. Such funds shall be disbursed only upon satisfaction by Guarantor of all requirements for disbursement set forth in the Loan Agreement and in accordance with the disbursement procedures set forth in the Loan Agreement, and any amendments thereof, except that Guarantor shall not be required to satisfy Borrower’s requirements set forth in Sections 6.1 (d) and 6.2 (a) and (c)(i), (or to cure any Events of Default by Borrower in connection with the matters addressed in those sections) nor shall Guarantor be obligated to repay to Bank and the Lenders the Loan. In connection with Guarantor’s obligations hereunder, Guarantor shall be entitled to all rights of Borrower under the Loan Agreement to reallocate the Contingency Fund so long as Guarantor has satisfied the requirements set forth in the preceding sentence. In the event that Guarantor does not satisfy all of the requirements for disbursement set forth hereinabove or any of the disbursement procedures set forth in the Loan Agreement in any material respect (and such failure is not cured within ten (10) days after request by Bank), or any representation warranty or certification made by Guarantor in the Representation Agreement shall prove to be false or misleading: (i) Bank shall have no further obligation to disburse any portion of the Commitments to Guarantor; (ii) Bank may pursue whatever remedies it may have available at law or in equity for breach of such terms and conditions; and (iii) at Bank’s option, to be exercised in its sole discretion, Guarantor shall perform the Guaranteed Obligations at its sole cost and expense without any right or recourse to any portion of the Commitments or Bank may complete the Guaranteed Obligations itself or cause the Guaranteed Obligations to be completed by a third party and charge the entire cost thereof to Guarantor. In connection with the Guarantor’s obligations hereunder, whenever it is necessary for Guarantor to cure a Borrower Default in order to satisfy any such requirement or procedure for disbursements described herein, Guarantor shall have such time to cure a Borrower Default as may be granted by Bank, in its sole discretion, but in no event less than ten (10) Business Days after Guarantor receives a request from Bank under Paragraph 1 for performance hereunder.

3.  This is a guaranty of performance of the Town Development Agreement and not of collection of the Loan, and the Bank shall not be required to take any action against the Borrower (other than providing such notice to Borrower as is required hereunder or by the Loan Agreement) or resort to any other security given for the performance of the Borrower’s obligations as a precondition to the obligations of the Guarantor hereunder. Nothing herein shall constitute a guaranty of repayment of the Loan by Guarantor.

4.  Bank, in its sole discretion, following the delivery of such notice to Borrower as is required hereunder or by the Loan Agreement, may proceed to exercise any right or remedy which the Bank may have under this Guaranty without pursuing or exhausting any right or remedy which it may have against the Borrower, against any other guarantor or against any other person or entity, and the Bank may proceed to exercise any right or remedy which the Bank may have under this Guaranty without regard to any actions or omissions of the Borrower or any other person or entity.

5.  The Guarantor authorizes the Bank, without notice to the Guarantor and without impairing the liability of the Guarantor hereunder, to exercise the Bank’s right to complete the Guaranteed Obligations in accordance with this Guaranty, and, subject to Paragraph 1(e), to add expenses incurred during the course of such completion to the Borrower’s principal obligations under the Loan (as defined in Loan Agreement). The Guarantor acknowledges that the Bank has no obligation to exercise such right, and that the Bank is entitled to make expenditures toward completion without actually completing the Guaranteed Obligations. The Guarantor waives any claims, rights or defenses resulting from (a) the Bank’s proper exercise of its right to complete the Guaranteed Obligations, and (b) the Bank’s failure to complete the Guaranteed Obligations.

6.  The obligations of the Guarantor hereunder shall be direct and independent of any obligations of the Borrower to the Bank and absolute and unconditional irrespective of the validity, legality or enforceability of any of the Loan Documents, or any other circumstances (except for those actions of the Bank in violation of the Loan Documents or applicable law) which might otherwise constitute a legal or equitable discharge of a surety or guarantor (including, without limitation, the finding or conclusions of any proceeding under the federal Bankruptcy code or of similar present or future federal or state law), it being agreed that the obligations of the Guarantor hereunder shall not be discharged except by payment or performance as herein provided.

7.  From and after the date that Guarantor satisfies the requirements for disbursements of Loans as set forth in paragraph 2 hereof, and so long as there shall occur no other Event of Default, interest shall accrue on the outstanding principal balance of the Loans at the LIBOR-Based Rate.

8.  Without limiting the generality of Paragraph 5 above, the Guarantor hereby consents and agrees that, at any time and from time to time:

(a)  any action may be taken under any of the Loan Documents in the exercise of any remedy, power or privilege therein contained (including, without limitation, the acceleration of the maturity of the Note) or otherwise with respect thereto, or such remedy, power or privilege may be waived, omitted, or not enforced;

(b)  the time for the Borrower’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any of the Loan Documents may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to;

(c)  any of the Loan Documents (except this Guaranty), or any terms thereof may be amended or modified in any respect (including without limitation, with respect to interest on the Note); and

(d)  the Guarantor waives any rights it might otherwise have under Colorado Revised Statutes §§ 13-50-102 or 13-50-103 (or under any corresponding future statute or rule of law in any jurisdiction) by reason of any release of fewer than all of the guarantors of the obligations of the Guarantor hereunder, all in such manner and upon such terms as the Bank may deem proper, and without notice to or further assent from the Guarantor, and all without affecting this Guaranty or the obligations of the Guarantor hereunder, which shall continue in full force and effect until all of the obligations of the Guarantor hereunder shall have been fully paid and performed.

9.  The Guarantor hereby waives notice of acceptance of this Guaranty, presentment, demand, protest, notice of the occurrence of an event of default under the Loan Documents and any other notice of any kind whatsoever, with respect to any or all of the obligations of Guarantor hereunder and promptness in making any claim or demand hereunder; but no act or omission of any kind shall in any way affect or impair this Guaranty.

10.  The Guarantor hereby represents and warrants as follows:

(a)  The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated in the first paragraph hereof and has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Guaranty.

(b)  The execution, delivery and performance of this Guaranty by Guarantor will not (i) require any consent or approval of any person, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Guarantor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Guarantor is a party or by which Guarantor or its properties may be bound or affected; and the Guarantor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

(c)  This Guaranty constitutes a legal, valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws or equitable principles relating to or affecting the rights of creditors and general principles of equity.

(d)  There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it or any of its assets before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Guarantor, would have a material adverse effect on any of his financial condition, properties, or operations.

(e)  No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Guarantor of this Guaranty.

11.  No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification, termination, or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank (and Guarantor as to any modification or amendment of this Guaranty), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

12.  All notices, requests, demands, statements, authorizations, approvals, directions and other communications provided for herein shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (i) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee), (ii) one (1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt), or (iii) with a simultaneous delivery by one of the shall mean in clause (i) or (ii) above, by facsimile, when sent, with confirmation and a copy sent by first class mail, in each case addressed to the intended recipient at the address specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party hereto. Guarantor shall only be required to send notices, requests, demands, statements, authorizations, approvals, directions and other communications to Bank on behalf of all of the Lenders.

If to Guarantor: Vail Resorts, Inc.
390 Interlocken Crescent, Suite 1000
Broomfield, CO 80021
Attention:  Jeffrey W. Jones
Facsimile:  303-404-6404

With a copy to: Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, CO 80203
Attention:  Robert H. Bach, Esq.
Facsimile:  303-866-0200

If to Bank: Wells Fargo Bank, National Association
Denver Real Estate Group
4643 S. Ulster, Suite 1400
Denver, CO 80237
Attention:  Mr. John W. McKinny
Facsimile:  303-741-0867

With a copy to:  Ryley Carlock & Applewhite
1999 Broadway, Suite 1800
Denver, CO 80202
Attention: Andrew A. Folkerth, Esq.
Facsimile: 303-595-3159
Facsimile:  303-634-2020

Bank or Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

13.  The Guarantor hereby waives and agrees not to assert or take advantage of any duty on the part of the Bank to disclose to the Guarantor any facts Bank may now or hereafter know about the Borrower, regardless of whether the Bank has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor, it being understood and agreed that the Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrower and of any and all circumstances bearing the risk of non-payment on any obligations hereby guaranteed.

14.  The Guarantor will file all claims against the Borrower in any bankruptcy or other similar proceedings in which the filing of claims is required by law upon any indebtedness of the Borrower to the Guarantor and will assign to the Bank all rights of the Guarantor thereunder. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Bank the full amount thereof and to the full extent necessary for that purpose, the Guarantor hereby assigns to the Bank all of the Guarantor’s rights to any such payments or distributions to which the Guarantor would otherwise be entitled; provided that the Bank shall thereafter be obligated to deliver to Guarantor any payments or distributions so received by the Bank in excess of the amounts due from Guarantor to the Bank hereunder.

15.  Except to the extent permitted by the Loan Agreement, to the extent that the Guarantor receives any payments, distributions or any other consideration with respect to any shares, debentures or partnership interests of the Borrower however described, the Guarantor shall immediately pay over and deliver such payments, distributions or other consideration to the Bank to the extent that such payments, distributions or other consideration were made in contravention of the Loan Documents.

16.  By execution hereof, the Guarantor certifies to the Bank that the Guarantor has received a copy of the Town Development Agreement, the Loan Agreement and all other Loan Documents in execution form and represents that Guarantor is knowledgeable of the contents thereof.

17.  Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

18.  The Guarantor hereby represents and agrees that this is a continuing guaranty and (a) shall remain in full force and effect until such time as all of Guaranteed Obligations are satisfied or the Loan has been repaid in full, (b) shall be governed by, and construed in accordance with, the laws of the State of Colorado, (c) shall be binding upon the Guarantor, its successors, and assigns, and (d) shall inure to the benefit of and be enforceable by the Bank and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (d), the Bank may assign or otherwise transfer the Note held by it to any other person or entity, and such subsequent holder of the Note shall thereupon become vested with all the powers and rights in respect thereof granted to the Bank herein or otherwise.

19.  The Guarantor shall furnish to the Bank as and when required by the Construction Loan Agreement the financial statements required to be furnished by the Guarantor.

20.  The Guarantor shall indemnify and hold the Bank harmless from any loss, cost, claim or expense (including, without limitation, attorneys’ fees) suffered by the Bank as the result of a claim by third party arising from any failure by the Borrower or the Guarantor to satisfy Borrower’s obligations under the Town Development Agreement. Guarantor’s liability under this Paragraph 20 is in addition to the sums referenced in Paragraph 1 above.

21.  Both the Guarantor and the Bank hereby waives any right to jury trial of any claim, cross-claim or counter-claim relating to or arising out of or in connection with this Guaranty.

22.  FOR PURPOSES OF ANY ACTIONS RELATING TO THIS GUARANTY, THE GUARANTOR AND THE BANK CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF COLORADO.

23.  This Guaranty may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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SIGNED AND DELIVERED as of the date first above written.

GUARANTOR:

VAIL RESORTS, INC., a Delaware corporation
By: /s/ Jeffrey W. Jones
Jeffrey W. Jones
Senior Executive Vice President

BANK:

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
a national banking association

By: /s/ John W. McKinny
Name:  John W. McKinny
Title:   Senior Vice President

EXHIBIT A

Town Development Agreement